Exhibit 99.1
TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
REPORTS 2019 FOURTH QUARTER AND FULL-YEAR RESULTS

New York, NY - March 20, 2020 - Town Sports International Holdings, Inc. (“TSI” or the “Company”) (NASDAQ: CLUB) today reported results for the fourth quarter and full-year of 2019.
TSI’s earnings for the fourth quarter and full-year of 2019 are summarized below. To become fully apprised of our results, shareholders are urged to read our Form 10-K for the full-year ended December 31, 2019 posted at https://www.townsportsinternational.com.
The limited information that follows in this press release is not adequate for making informed investment decisions. The unaudited condensed consolidated Statements of Operations are included below.
Patrick Walsh, Chairman and Chief Executive Officer of TSI, commented: “Our fourth quarter same store revenue results materially improved from the third quarter.  We are very pleased to report that this improvement continued into the new year with same store sales increasing 0.9% in January and 1.2% in February of 2020.  As we weather the strains on our business from the unprecedented worldwide response to the Coronavirus outbreak, we look forward to resuming this trend in the remainder of 2020.”
Dollar amounts in this release are in thousands, except for share and per share amounts. Amounts are unaudited.
Condensed Consolidated Statements of Operations

	Fourth Quarter		Full-Year
	2019	2018	2019	2018
Revenues:
Club operations	$114,303	$111,926	$460,334	$437,357
Fees and other	1,659	1,555	6,426	5,737
	115,962	113,481	466,760	443,094
Operating Expenses:
Payroll and related	45,099	44,337	180,945	168,315
Club operating	54,683	49,087	219,065	197,689
General and administrative	7,535	6,055	27,813	25,047
Depreciation and amortization	9,083	9,486	38,199	37,442
Impairment of fixed assets	—	—	7,189	2,082
	116,400	108,965	473,211	430,575
Operating (loss) income	(438)	4,516	(6,451)	12,519
Interest expense	3,069	3,479	12,982	13,478
Interest income	(9)	(6)	(65)	(133)
Equity in the earnings of investees	(93)	(82)	(299)	(344)
(Loss) income before provision (benefit) for corporate income taxes	(3,405)	1,125	(19,069)	(482)
Provision (benefit) for corporate income taxes	66	(962)	212	(357)
Net (loss) income including non-controlling interests	(3,471)	2,087	(19,281)	(125)
Less: net loss attributable to non-controlling interests	(142)	(206)	(723)	(202)
Net (loss) income attributable to Town Sports International Holdings, Inc. and subsidiaries	$(3,329)	$2,293	$(18,558)	$77
(Loss) earnings per share:
Basic	$(0.12)	$0.09	$(0.70)	$—
Diluted	$(0.12)	$0.09	$(0.70)	$—
Weighted average number of shares used in calculating (loss) earnings per share:
Basic	26,767,443	26,027,676	26,596,923	25,858,494
Diluted	26,767,443	26,464,881	26,596,923	26,252,137

Reconciliation of Net Loss (Income) to EBITDA and Adjusted EBITDA

	Fourth Quarter		Full-Year
	2019	2018	2019	2018
Net (loss) income including non-controlling interests	$(3,471)	$2,087	$(19,281)	$(125)
Less: net loss attributable to non-controlling interests	(142)	(206)	(723)	(202)
Net (loss) income attributable to Town Sports International Holdings, Inc. and subsidiaries	(3,329)	2,293	(18,558)	77
Interest expense, net of interest income	3,060	3,473	12,917	13,345
Provision (benefit) for corporate income taxes	66	(962)	212	(357)
Depreciation and amortization	9,083	9,486	38,199	37,442
EBITDA(1)	8,880	14,290	32,770	50,507
Impairment of fixed assets	—	—	7,189	2,082
Separation expense related to headcount reductions and former executive officers	819	48	943	105
Net costs (income) related to closing clubs and other cost-savings initiatives	157	56	(409)	501
Incremental expense related to the adoption of ASC 606(2)	—	249	546	1,056
Non-cash deferred base rent(3)	—	—	519	—
Adjusted EBITDA(1)	$9,856	$14,643	$41,558	$54,251
(1) EBITDA and Adjusted EBITDA include costs related to acquisitions of $190 and $1,378 for the fourth quarter of 2019 and 2018, respectively, and $512 and $3,114 for the full-year of 2019 and 2018, respectively.
(2) On January 1, 2018, the Company adopted FASB Accounting Standards Codification Topic 606 and all the related amendments (“ASC 606”) which requires the Company to defer costs related to obtaining members and expense those costs over the estimated membership life. Under previous guidance, these membership costs were expensed at the time of the respective sale.
(3) Represents non-cash deferred base rent in the first quarter of 2019 related to the adoption of the Accounting Standards Codification Topic 842.

Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA
EBITDA consists of net income (loss) attributable to TSI and subsidiaries plus interest expense (net of interest income), provision for corporate income taxes, and depreciation and amortization. Adjusted EBITDA is TSI’s EBITDA excluding certain items, such as any fixed asset or goodwill impairments, separation expense related to headcount reductions and former executive officers, net costs (income) related to closing clubs and other cost-savings initiatives, incremental expense related to the adoption of ASC 606, as well as non-cash deferred base rent. EBITDA is not a measure of liquidity or financial performance presented in accordance with GAAP. EBITDA, as we define it, may not be identical to similarly titled measures used by some other companies.
EBITDA has material limitations as an analytical tool and should not be considered in isolation or as a substitute for net income (loss) attributable to TSI and subsidiaries, operating income (loss), cash flows from operating activities or other cash flow data prepared in accordance with GAAP. The items excluded from EBITDA, but included in the calculation of reported net income attributable to TSI and subsidiaries and operating income, are significant and must be considered in performing a comprehensive assessment of our performance.
Investors or prospective investors in TSI regularly request EBITDA as a supplemental analytical measure to, and in conjunction with, our GAAP financial data. We understand that these investors use EBITDA, among other things, to assess our ability to service our existing debt and to incur debt in the future, to evaluate our executive compensation programs, to assess our ability to fund our capital expenditure program, and to gain insight into the manner in which TSI’s management and board of directors analyze our performance. We believe that investors find the inclusion of EBITDA in our press releases to be useful and helpful to them.
Our management and board of directors also use EBITDA as a supplemental measure to our GAAP financial data for purposes broadly similar to those used by investors.
Adjusted EBITDA has similar uses and limitations as EBITDA. We have excluded additional items in the calculation of Adjusted EBITDA because management believes that this metric is useful in making period to period comparisons of our performance. We do not, and investors should not, place undue reliance on EBITDA or Adjusted EBITDA as a measure of our performance.
Forward-Looking Statements
This release may contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding future financial results and performance, potential club closures, results of cost-savings initiatives, and other statements that are predictive in nature or depend upon or refer to events or conditions, or that include words such as “may,” “should,” or the negative version of these words or other comparable words. Forward-looking statements speak only as of the date when made, and TSI undertakes no obligation to update these statements in light of subsequent events or developments. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement.
About Town Sports International Holdings, Inc.
Town Sports International Holdings, Inc. is a diversified holding company with subsidiaries engaged in a number of business and investment activities. The Company’s largest operating subsidiary has been involved in the fitness industry since 1973 and has grown to become one of the largest owners and operators of fitness clubs in the Northeast region of the United States. TSI’s corporate structure provides flexibility to make investments across a broad spectrum of industries in order to create long-term value for shareholders.
Until further notice, TSI will not be hosting conference calls to discuss quarterly results. TSI intends to continue to issue press releases reporting quarterly earnings.
Investor Contact:
(917) 765-9974
Investor.relations@town-sports.com